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                                                                    Exhibit 99.1

[QLT LETTERHEAD]

news release

           QLT ANNOUNCES SECURITIES CLASS ACTION LAWSUIT IS DISMISSED

FOR IMMEDIATE RELEASE                                              APRIL 2, 2004

VANCOUVER, CANADA--QLT Inc. (NASDAQ: QLTI; TSX: QLT) reported today that the United States District Court for the Southern District of New York has entered an order in favor of QLT dismissing with prejudice the consolidated securities class action complaint which was commenced in 2001 against QLT, Dr. Julia Levy and Kenneth Galbraith.

In granting QLT's motion to dismiss, the Court reviewed the claims made by the plaintiffs in the complaint and found that the plaintiffs failed to state a valid claim for securities fraud.

QLT is represented in the securities class action lawsuit by Greg Markel of the law firm of Cadwalader, Wickersham & Taft.

QLT Inc. is a global biopharmaceutical company dedicated to the discovery, development and commercialization of innovative therapies to treat eye diseases, cancer and dermatology-related conditions. Combining expertise in ophthalmology, oncology and photodynamic therapy, QLT has commercialized two products to date, including Visudyne(R) therapy which is one of the most successfully launched ophthalmology products. For more information, visit our web site at www.qltinc.com.

                                     - 30 -

QLT Inc.:
Therese Hayes
T:  1-800-663-5486 / 604-707-7000
F:  604-707-7179

Visudyne(R) is a trademark of Novartis AG.

QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol "QLTI" and on The Toronto Stock Exchange under the trading symbol "QLT."

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Certain statements in this press release constitute "forward-looking" statements of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Such statements include, but are not limited to those with respect to the nature and prospects of the consolidated securities class action securities litigation. These statements are only predictions and actual events or results may differ materially. Factors that could cause such actual events or results expressed or implied by such forward-looking statements to differ materially from any future results expressed or implied by such statements include, but are not limited to: the ability of the plaintiffs to appeal the order rendered by the District Court in the consolidated securities class action litigation and, if appealed, the outcome of the litigation against us is uncertain and may be unfavorable, and other factors as described in detail in QLT Inc.'s Annual Information Form on Form 10-K and recent and forthcoming quarterly reports on Form 10-Q, and other filings with the US Securities and Exchange Commission and Canadian Securities Regulatory authorities. Forward-looking statements are based on our current expectations and QLT is not obligated to update such information to reflect later events or developments.


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